                                                                    EXHIBIT 10.4


                                 LOAN AGREEMENT



THE STATE OF FLORIDA       )
                           )                 KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ORANGE           )



This Loan Agreement (the "AGREEMENT") dated as of October 25, 1995, is between AUTOMOTIVE ONE PART STORES, INC. AKA AUTOMOTIVE ONE PARTS STORES, INC., a Florida corporation, (the "BORROWER") and AUTOPARTS FINANCE COMPANY, INC., a Delaware corporation, and A. P. S., INC., a Delaware corporation, (both separately and collectively the "LENDERS").

The Borrower desires to borrow from the Lenders the amount of money set forth in the promissory notes hereinafter described and credit for purchases of merchandise on an open account basis and the Lenders are willing, subject to and upon the terms and conditions herein set forth and in such other documents as Borrower may execute for the benefit of Lenders, to lend such amount and to provide open account credit to the Borrower.

Now, therefore, it is mutually agreed:

1.       LOAN CLOSING DATE.

Subject to and upon the terms and conditions herein set forth, including the definitions contained herein, the Lenders shall lend to the Borrower and the Borrower shall borrow from the Lenders the sum of Four Million Nine Hundred Fifty Thousand and No/100 Dollars ($4,950,000.00) evidenced by two (2) promissory notes, one in the principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) and the other in the principal amount of Two Million Four Hundred Fifty Thousand and No/100 Dollars ($2,450,000.00). Such borrowing is being made simultaneously with the execution of this Agreement at Orange County, Florida, on October 25, 1995, (the "Closing Date").

The borrowing shall be evidenced by two (2) Promissory Notes, payable to the order of Lenders in the forms annexed hereto as EXHIBITS "A-1" AND "A-2" (the "NOTES"), which shall be dated the Closing Date, duly executed by the Borrower with blanks appropriately filled in conformity herewith. The Notes shall mature on October 25, 2010 and October 24, 1996, respectively unless earlier matured by acceleration or as hereinafter described. The foregoing notwithstanding, the Notes shall immediately become due and payable upon the sale of any assets of Borrower not in the ordinary course of business or the

                                    EXHIBIT A

transfer, assignment, sale, gift or other conveyance by any stockholder of Borrower of any equity or debt security of Borrower to any person or entity which is not a stockholder of Borrower on the date of the execution hereof.

The Notes shall bear interest from the date thereof to maturity on the unpaid principal balance thereon at the rates specified therein.

2.       SECURITY AND GUARANTEE

As security for and to guarantee the full and timely payment of the principal and interest on the Notes, open account credit for the purchase of merchandise, and all other indebtedness, sums due, expenses, advances or
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liabilities of the Borrower to the Lenders, whether now existing, created hereby or hereafter arising (individually and collectively the "INDEBTEDNESS"):

         a. The Borrower shall duly execute and deliver, or have executed and delivered, to the Lenders, Security Agreements in the forms attached hereto as EXHIBITS "B-1", "B-2" AND "B-3" (the "SECURITY AGREEMENTS") and a sufficient quantity of Financing Statements pursuant to the Uniform Commercial Code, each in form and substance satisfactory to the Lenders and its counsel, covering all of the assets of Borrower more specifically described thereon, wherever located and whether now owned or hereafter acquired by the Borrower and any proceeds thereof, and shall additionally deliver to Lenders mortgages each in form and substance satisfactory to Lenders or their counsel, executed by Borrower, upon the real property set forth on EXHIBIT "C" hereto (the "Mortgages").

         b. The Borrower shall cause to be duly executed and delivered to the Lenders guarantees of the Borrower's Indebtedness to the Lenders and the performance of all agreements, covenants, representations and warranties hereunder and under any other agreement or understanding between Lenders and Borrower (including but not limited to a Product Purchase Agreement dated October 25, 1995 (the "Product Purchase Agreement") , a copy of which is attached hereto as EXHIBIT "D".

         c. The Lenders will, at Borrower's sole cost and expense, cause all instruments and documents given as security pursuant to this Agreement to be duly recorded and/or filed in all places necessary, in the reasonable opinion of the Lenders or Lenders' counsel, to perfect and protect the Notes, any liens, Mortgages or security interests of the Lenders in the property covered thereby. The Borrower hereby authorizes the Lenders to file any financing statement in respect of any security interest created pursuant to the Agreement which may at any time be required or which, in the reasonable opinion of the Lenders, may at any time be desirable although the same may have been executed only by the Lenders, or, at the option of the Lenders, to sign such financing statement on behalf of the Borrower and file the same, and the Lenders hereby irrevocably designates the Lenders, its agent, representative, and designee as agent and attorney-in-fact for the Borrower for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Notes, liens, Mortgages or security interests, the Lenders shall, at Borrower" s cost and expense, cause the same to be recorded and/or refiled at the time and in the manner required by the Lenders.

         e. The Borrower shall deliver to Lenders within thirty (30) days of closing, waivers of landlords liens all in a form satisfactory to counsel for Lenders.

         f. The Borrower shall deliver to Lenders at closing a subordination agreements of the forms set forth in EXHIBITS "E-1" AND "E-2" hereto.

3.       CONDITIONS PRECEDENT

The effectiveness of this Agreement and the obligation of the Lenders to consummate any of the transactions contemplated hereby shall, unless waived in writing by Lenders, be subject to the satisfaction of each, every and all of the following conditions precedent, at or prior to the time of the Closing Date.

         a. The Lenders shall have received all the instruments, documents and property then required to be delivered pursuant to Section 2 hereof or
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pursuant to the instruments and documents referred to in Section 2 hereof, and the same shall be in full force and effect.

         b. The Lenders shall have received a duly executed Notes in accordance with Section 1 hereof.

         c. All representations and warranties contained herein or otherwise made to the Lenders in connection herewith, shall be true and correct.

         d. There shall exist no Event of Default as defined in Section 7 hereof and no condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default.

         e. All corporate and legal proceedings and all documents and instruments in connection with the borrowing and pursuant to Section 2 and
Section 3 shall be satisfactory in form and substance to the Lenders and to Lenders' counsel; the Lenders and their counsel shall have received all information and copies of all documents, including records of corporate proceedings, which the Lenders or their counsel may have reasonably required in connection therewith, such documents where required by the Lenders or their counsel to be certified by appropriate corporate or government authorities.

4.       USE OF PROCEEDS

The Borrower agrees that the proceeds of the borrowing hereunder shall be used to refinance existing indebtedness with the Lenders and to pay off certain other existing indebtedness for which Borrower will deliver to the Lenders at closing duly executed Pay Proceeds Letter(s).

5.       REPRESENTATION AND WARRANTIES OF BORROWER

Borrower represents and warrants to the Lenders the following, all of which representations and warranties shall survive the closing hereof.

         a. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has not amended or altered its Articles of Incorporation since its date of incorporation, and (ii) is entitled to own or lease its properties and to carry on it's business at the place(s) where such properties are now owned, leased or operated.

         b. The financial statement of the Borrower attached hereto and marked EXHIBIT "F" is complete and has been prepared in accordance with generally accepted accounting principles. Such financial statement fairly presents the financial condition of the Borrower at the date of such statement, and since such date there has been no material change in the financial condition of the Borrower.

         c. There are no judicial, quasi-judicial or administrative proceedings of any kind or nature now pending or threatened before any court or administrative body in any manner involving Borrower, the Guarantors or any properties of Borrower or the Guarantors, except as noted on EXHIBIT "G" hereto.

         d. The execution, delivery and performance of this Agreement by Borrower or the execution, delivery and performance of any documents, contemplated herein or in the Notes, Security Agreements, Mortgages and other documents executed contemporaneously herewith, shall not constitute a default under any written or oral agreement to which Borrower or any Guarantor is a party, nor the order of any court or any governmental or quasi-governmental body or agency.
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         e. This Agreement, the Notes, the Security Agreements, the Mortgages
and any other documents or agreements and actions contemplated herein have been validly authorized by the Borrower, and its Board of Directors and Stockholders.

6.       COVENANTS OF BORROWERS

As long as any part of the Indebtedness secured hereby remains unpaid, Borrower covenants and represents to Lenders the following:

         a. The Borrower shall maintain insurance in responsible companies in such amounts as are reasonably requested by Lenders and against such risks as is customarily carried by owners of similar businesses and properties. All such insurance policies shall contain loss payable clauses payable to Borrower and Lenders as their interests may appear, and all insurance policies and renewals thereof shall be delivered to Lenders immediately upon issuance thereof, together with receipts showing payment of all premiums thereon. Lenders shall have the right to collect and receive all money that may become payable and collectible on all such policies (whether through loss or damage, or otherwise) and apply all or any part of the same, less a reasonable collection expense, as a credit on the Indebtedness, even though such Indebtedness may not be due according to its terms. At its option, Lenders may use any part of such money for the replacement and restoration of any part of the damaged or destroyed property. Any such money held by Lenders for replacement or restoration shall be held without payment or allowance of interest. This provision shall not create any duty on the part of the Lenders to collect insurance proceeds and the Lenders shall not be responsible for the failure to collect the same regardless of the cause of such failure.

         b. The Borrower shall not further mortgage, pledge or voluntarily subject to any lien or encumbrance any property or assets now owned or hereinafter acquired by it without having first received the prior written consent of the Lenders.

         c. The Borrower shall-not sell or otherwise dispose of any of its property or assets now owned or hereinafter acquired by it, except in the ordinary course of trade and business without the prior written approval of the Lenders.

         d. The Borrower shall maintain a net working capital of at least $1,625,000.00.

         e. The Borrower shall maintain a ratio of current assets to current liabilities of at least two to one.

         f. The Borrower shall maintain a net worth of at least $1,350,000.00.

         g. Borrower shall allow Lenders or their representatives access at all reasonable times to their books and records for the purpose of making an audit thereof.

         h. On or before 20 days following the end of each calendar month the Borrower shall furnish to Lenders a balance sheet and income statement, and if Borrower has any parents, subsidiaries or affiliates, consolidating and consolidated balance sheets and income statements reflecting their respective financial conditions as of the end of such fiscal month.

7.       DEFAULT

Upon the occurrence of any of the following events, (hereinafter called "Events of Default") at the option of the Lenders, the entire balance of
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principal and accrued interest on the Notes and all other Indebtedness then owing by the Borrower to the Lenders shall forthwith become due and payable on demand of the Lenders without presentment, demand for payment, notice of dishonor, protest, or notice of protest of any kind, all of which are hereby expressly waived by Borrower and by each Guarantor.

         a. If default is made in any payment, partial or whole, when due, of any of the Notes, or any part thereof, or any extension, renewal or rearrangement of the same.

         b. If default is made by the Borrower in the payment of any Indebtedness or with respect to the provisions of any, evidence of Indebtedness or any agreement relating thereto other than as to Lenders, which default shall continue and remain unwaived by the creditor for more than the period of grace, if any, therein specified unless the debt is subject to a bona fide dispute.

         c. If a petition for receivership or in bankruptcy (voluntary or involuntary) or insolvency shall be filed by or against Borrower or any one or all of the Guarantors, or if Borrower or any one or all of the Guarantors shall make an assignment for the benefit of their creditors.

         d. If any written warranty or representation made by Borrower to the Lenders should prove to be untrue.

         e. If Borrower or the Guarantors shall fail to perform any of the covenants or agreements contained herein, the Notes , the Security Agreements, the Mortgages or the Product Purchase Agreement.

         f. If any assets of Borrower are sold other than in the ordinary course of business without the prior written consent of the Lenders.

         g. If there is any breach of any term of the Security Agreements.

         h. If there is any breach of any term of the Notes.

         i. If there is any breach of any term of this Agreement.

         j. If there is any breach of any term of the Product Purchase
Agreement.

         k. If there is any breach of any term of the Mortgages.

         l. If any additional equity securities or debt securities are issued by Borrower.

         m. If any current stockholder of Borrower shall sell, assign, transfer, give or convey any of his/her shares herein other than to a person who is a stockholder on the date of this Agreement.

8.       LIMITATION OF LIABILITY

Lenders shall not be liable for taking any action, or for omitting to take any action, pursuant to this Agreement, or for any other actions except Lenders, willful misconduct.

9.       ATTORNEY'S FEES

Should Borrower or any Guarantor default as provided for in Section 7 hereof or should Borrower default in any provision of any document contemplated hereby including but not limited to the Notes, the Security Agreements, the
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Product Purchase Agreement and the Mortgages, Borrower shall be liable for and shall pay all of Lenders' attorney's fees, including but not limited to costs of court, court reporter fees, and paralegal fees regardless of whether the matter of the default is brought to judgment, settled or compromised plus any interest thereon as called for in the Security Agreements or the Notes.

10.      ADDITIONAL DOCUMENTS

Borrower shall execute and cause the Guarantors and shareholders of Borrower to execute any and all additional documents which in the opinion of Lenders are reasonably necessary to cause the Indebtedness secured hereby to be secured and remain secured.

11.      SEVERABILITY PROVISION

Any provision of this instrument prohibited by or invalid under the laws of any jurisdiction in which this document is to be enforced shall, as to that jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this instrument.

         Whenever any words are used herein in masculine gender they shall be construed as though they were also used in feminine gender in all cases where they would so apply and whenever any words are used herein in the singular form, they shall also be construed as though they were also used in the plural form in all cases where they would also apply.

12.      NOTICE

Every provision for notice, demand or request required in this Agreement or by applicable law shall be deemed fulfilled by written notice, demand or request, mailed or personally served on the party entitled thereto or on its successors or assigns. If mailed, such notice, demand or request shall be made by certified or registered mail, and deposited in any post office station or letter-box, enclosed in a postage paid envelope addressed to such party at its address set forth below, or such other address as either party hereto shall direct by like written notice and shall be deemed to have been made on the fourth (4th) day following posting as aforesaid and, if personally. served, notice shall be given on the date notice is served. For the purposes herein, notices shall be sent to Borrower and Lenders as follows:

         Borrower:         Automotive One Part Stores, Inc.
                           AKA Automotive One Parts Stores, Inc.
                           701 West Church Street
                           Orlando, Florida 328D2
                           Attn: Robert H, Gentry, III, President

         With a copy to:   Gary Siegel, Esquire
                           6500 S. Highway 17-92
                           Fern Park, Florida 32730

         Lenders:          Autoparts Finance Company, Inc.
                           15710 John F. Kennedy Boulevard, Suite 700
                           Houston, Texas 77032
                           Attn: Director of Credit

         and:              A. P. S., Inc.
                           15710 John F. Kennedy Boulevard, Suite 700
                           Houston, Texas 77032
                           Attn: Vice President & General Counsel
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13.      EXHIBIT AND SCHEDULES

Each and every exhibit and schedule recited herein and annexed to this Agreement are by this reference made a party hereof as though set forth verbatim in the body hereof.

14.      INTERPRETATION; CONSTRUCTION

This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida without regard to any conflicts of laws.

                                        BORROWER:

ATTEST:                                 AUTOMOTIVE ONE PARTS STORES, INC.

 /s/                                    By: /s/
--------------------------------           -------------------------------------


                                        LENDER:

ATTEST:                                 AUTOPARTS FINANCE COMPANY, INC.

 /s/                                    By: /s/
--------------------------------           -------------------------------------

                                        LENDER:

ATTEST:                                 A. P. A., INC.

 /s/                                    By: /s/
--------------------------------           -------------------------------------



STATE OF FLORIDA           )
                           )
COUNTY OF _________________)

         BEFORE ME, the undersigned Notary Public in and for said County and State, on this day personally appeared _______________________ , ___________
_______________ of Automotive One Part Stores, Inc., AKA Automotive One Parts Stores, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ______________ day of ____________, 1995.



                                             -----------------------------------
                                             Notary Public

                                             My Commission Expires:
                                                                   -------------

STATE OF TEXAS             )
                           )
COUNTY OF HARRIS           )


         BEFORE ME, the undersigned Notary Public in and for said County and State, on this day personally appeared ________________________________,
________________________________ of Autoparts Finance Company, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _______________ day of ______________, 1995.



                                             -----------------------------------
                                             Notary Public

                                             My Commission Expires:
                                                                   -------------




STATE OF TEXAS             )
                           )
COUNTY OF HARRIS           )


         BEFORE ME, the undersigned Notary Public in and for said County and State, on this day personally appeared ___________________________________,
_______________________ of A. P. S., Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _______________ day of ___________________, 1995.



                                             -----------------------------------
                                             Notary Public

                                             My Commission Expires:
                                                                   -------------